Exhibit 99.2

ELECTRONICS & SOFTWARE SEGMENT

OF COMMUNICATIONS SYSTEMS, INC.

UNAUDITED CONDENSED COMBINED CARVE-OUT BALANCE SHEETS

	March 31	December 31
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$250,589	$302,509
Trade accounts receivable, net	5,508,857	5,775,422
Inventories	8,090,248	8,560,616
Other current assets	450,795	439,518
TOTAL CURRENT ASSETS	14,300,489	15,078,065

PROPERTY, PLANT AND EQUIPMENT, net	161,038	190,299
OTHER ASSETS:
Deferred income taxes	1,239,948	1,197,966
Operating lease right of use asset	109,369	129,164
TOTAL OTHER ASSETS	1,349,317	1,327,130
TOTAL ASSETS	$15,810,844	$16,595,494

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,019,862	$1,669,166
Accrued compensation and benefits	970,099	1,039,619
Operating lease liability	88,027	86,310
Other accrued liabilities	1,170,073	1,205,864
Income taxes payable	1,379,429	1,440,918
TOTAL CURRENT LIABILITIES	5,627,490	5,441,877
LONG TERM LIABILITIES:
Uncertain tax positions	100,051	99,596
Operating lease liability	7,487	29,611
TOTAL LONG-TERM LIABILITIES	107,538	129,207

NET INVESTMENT IN ELECTRONICS & SOFTWARE	10,075,816	11,024,410
TOTAL LIABILITIES AND E&S NET INVESTMENT	$15,810,844	$16,595,494

See accompanying Notes to Unaudited Condensed Combined Carve-Out Financial Statements

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ELECTRONICS & SOFTWARE SEGMENT

OF COMMUNICATIONS SYSTEMS, INC.

UNAUDITED CONDENSED COMBINED CARVE-OUT STATEMENTS OF OPERATIONS

	Three Months Ended March 31
	2021	2020

Sales	$8,364,527	$8,536,404
Cost of sales	4,780,717	4,806,767
Gross profit	3,583,810	3,729,637
Operating expenses:
Selling, general and administrative expenses	3,714,277	3,897,136
Transaction costs	271,112	–
Total operating expenses	3,985,389	3,897,136
Operating loss	(401,579)	(167,499)
Other income (expenses):
Investment and other (expense) income	(19,403)	14,067
Other (expense) income, net	(19,403)	14,067
Operating loss before income taxes	(420,982)	(153,432)
Income tax (benefit) expense	(103,016)	44,876
Net loss	(317,966)	(198,308)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	19,731	(132,103)
Comprehensive loss	$(298,235)	$(330,411)

See accompanying Notes to Unaudited Condensed Combined Carve-Out Financial Statements

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ELECTRONICS & SOFTWARE SEGMENT

OF COMMUNICATIONS SYSTEMS, INC.

UNAUDITED CONDENSED COMBINED CARVE-OUT STATEMENTS OF CHANGES IN NET INVESTMENT

		Accumulated
		Other
	Retained	Comprehensive
	Earnings	Loss	Total
BALANCE AT DECEMBER 31, 2020	$11,723,314	(698,904)	$11,024,410
Net loss	(317,966)	–	(317,966)
Noncash contributions from CSI	46,267	–	46,267
Distributions to CSI	(696,626)	–	(696,626)
Other comprehensive income	–	19,731	19,731
BALANCE AT MARCH 31, 2021	$10,754,989	$(679,173)	$10,075,816

See accompanying Notes to Unaudited Condensed Combined Carve-Out Financial Statements

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ELECTRONICS & SOFTWARE SEGMENT

OF COMMUNICATIONS SYSTEMS, INC.

UNAUDITED CONDENSED COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS

	Three Months Ended March 31
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(317,966)	$(198,308)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,773	40,359
Share based compensation	46,267	25,727
Deferred taxes	(41,982)	38,824
Changes in assets and liabilities:
Trade accounts receivable	268,789	3,886,867
Inventories	470,368	369,233
Other assets, net	(10,735)	40,855
Accounts payable	350,252	(1,592,341)
Accrued compensation and benefits	(69,916)	(920,549)
Other accrued liabilities	(36,908)	(411,824)
Income taxes payable	(61,034)	6,052
Net cash provided by operating activities	630,908	1,284,895
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,100)	(39,301)
Net cash used in investing activities	(4,100)	(39,301)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in CSI net investment	(696,626)	(1,001,993)
Net cash used in financing activities	(696,626)	(1,001,993)
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH	17,898	(36,822)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(51,920)	206,779
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	302,509	297,812
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$250,589	$504,591

See accompanying Notes to Unaudited Condensed Combined Carve-Out Financial Statements

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ELECTRONICS & SOFTWARE SEGMENT OF COMMUNICATIONS SYSTEMS, INC.

NOTES TO UNAUDITED CONDENSED COMBINED CARVE-OUT FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business: Electronics & Software (“E&S”) is a segment of Communications Systems, Inc. (“CSI”), a Minnesota corporation that was organized in 1969. E&S designs, develops and sells Intelligent Edge solutions that provide connectivity and power through Power over Ethernet (“PoE”) products and actionable intelligence to end devices in an Internet of Things (“IoT”) ecosystem through embedded and cloud-based management software. In addition, this segment continues to generate revenue from its traditional products consisting of media converters, Network Interface Cards (“NICs”), and Ethernet switches that offer the ability to affordably integrate the benefits of fiber optics into any data network.

On April 28, 2021, CSI entered into a securities purchase agreement with Lantronix, Inc. (“Lantronix”), pursuant to which CSI has agreed, subject to specified terms and conditions, including approval of the transaction by its shareholders at a special meeting, to sell to Lantronix all of the issued and outstanding shares of our wholly-owned subsidiary, Transition Networks, Inc., and the entire issued share capital of our wholly-owned subsidiary, Transition Networks Europe Limited, which includes subsidiary Net2Edge Limited. On August 2, 2021, CSI and Lantronix completed the sale by CSI to Lantronix pursuant to the securities purchase agreement dated April 28, 2021.

The unaudited condensed combined carve-out financial statements and footnotes herein contain only the operations of the E&S Segment.

Basis of Presentation: The accompanying unaudited condensed combined carve-out financial statements as of March 31, 2021 and the three-month periods ended March 31, 2021 and 2020, have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include only those balances related to the E&S Segment.

These financial statements are presented without audit. In the opinion of management, all adjustments necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made.

The financial information included herein was derived from the consolidated financial statements and accounting records of CSI and may not necessarily reflect the combined financial position, results of operations and cash flows of the E&S Segment in the future or what they would have been had the E&S Segment operated as a separate, stand-alone entity during the periods presented. The unaudited condensed combined carve-out financial statements of the E&S Segment include all of the assets, liabilities, revenue, expenses, and cash flows of the segment, as well as expense allocations deemed reasonable by management, to present the condensed combined financial position, results of operations and cash flows of the E&S Segment on a stand-alone basis. The unaudited condensed combined carve-out financial statements only include assets and liabilities that are specifically attributable to the E&S Segment. Management believes expense allocations are reasonable; however, they may not be indicative of the actual level of expense that would have been incurred by the E&S Segment if these operations had operated as a separate, standalone entity or of the costs expected to be incurred in the future. Refer to Note 10 for further information related to expense allocation methodologies.

All intercompany accounts and transactions have been eliminated in preparing the unaudited condensed combined carve-out financial statements of the E&S Segment.

Use of Estimates: The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company uses estimates based on the best information available in recording transactions and balances resulting from operations. Actual results could differ from those estimates. The Company’s estimates consist principally of reserves for doubtful accounts, sales returns, warranty costs, asset impairment evaluations, accruals for compensation plans, lower of cost or market inventory adjustments, provisions for income taxes and deferred taxes, and depreciable lives of fixed assets.

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Cash and cash equivalents: For purposes of the condensed combined carve-out statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Refer to Note 10 for further information related to cash management.

Inventories: Inventories are stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method. Provision to reduce inventories to the lower of cost or net realizable value is made based on a review of excess and obsolete inventories, estimates of future sales, examination of historical consumption rates and the related value of component parts.

Property, plant and equipment: Property, plant and equipment are recorded at cost. Depreciation is computed using the straight-line method. Depreciation included in cost of sales and selling, general and administrative expenses was $34,000 and $40,000 for the three months ended March 31, 2021 and 2020, respectively. Maintenance and repairs are charged to operations and additions or improvements are capitalized. Items of property sold, retired or otherwise disposed of are removed from the asset and accumulated depreciation accounts and any gains or losses on disposal are reflected in operations.

Recoverability of long-lived assets: The Company reviews its long-lived assets periodically when impairment indicators exist as required under generally accepted accounting principles. Potential impairment is determined by comparing the carrying value of the assets with expected net cash flows expected to be provided by operating activities of the business or related products. If the sum of the expected future net cash flows is less than the carrying value, an impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the asset.

Warranty: The Company reserves for the estimated cost of product warranties at the time revenue is recognized. We estimate the costs of our warranty obligations based on our warranty policy or applicable contractual warranty, historical experience of known product failure rates, and use of materials and service delivery costs incurred in correcting product failures. Management reviews the estimated warranty liability on a quarterly basis to determine its adequacy.

The following table presents the changes in the Company’s warranty liability for the E&S Segment, included in other accrued liabilities in the unaudited condensed combined carve-out balance sheets, which relate to normal product warranties and a five-year obligation to provide for potential future liabilities for certain network equipment sales:

	Three Months Ended March 31
	2021	2020
Beginning balance	$505,000	$513,000
Amounts charged to expense	16,000	7,000
Actual warranty costs paid	(24,000)	(15,000)
Ending balance	$497,000	$505,000

Revenue recognition: The E&S Segment recognizes revenue upon delivery of its connectivity infrastructure and data transmission products. To determine when revenue should be recognized, it is important to determine when the transfer of control has occurred. The Company has determined that control transfers for these products upon shipment or delivery to the customer, in accordance with the agreed upon shipping terms. As such, the timing of revenue recognition occurs at a specific point in time. Sales are made directly to customers and through distributors. Payment terms for distributors are consistent with the terms of the Company’s direct customers. The Company records a provision for sales returns, sales incentives and warranty costs at the time of the sale based on historical experience and current trends. See Note 2 for further discussion regarding revenue recognition.

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Research and development: Research and development costs consist primarily of designing, prototyping, and testing of equipment and supplies associated with developing new products and enhancing existing products, including personnel costs, outside testing services, equipment, and supplies. Research and development costs are expensed when incurred and totaled $890,000 and $758,000 for the three months ended March 31, 2021 and 2020, respectively.

Employee Retirement Benefits: The Company has an Employee Savings Plan (401(k)) and matches at its discretion a percentage of employee contributions up to six percent of compensation. Contributions to the plan for the E&S Segment during the three months ended March 31, 2021 and 2020 were $45,000 and $66,000, respectively.

Share based compensation: The Company accounts for share based compensation awards on a fair value basis. The estimated grant date fair value of each stock-based award is recognized in income over the requisite service period (generally the vesting period). The estimated fair value of each option is calculated using the Black-Scholes option-pricing model.

Accounting standards issued:

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments.” The amendments in this update replace the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses. This ASU is intended to provide financial statement users with more decision-useful information about expected credit losses and is effective for annual periods and interim periods for those annual periods beginning after December 15, 2022, which for us is the first quarter ending March 31, 2023. Entities may early adopt beginning after December 15, 2018. We are currently evaluating the impact of the adoption of ASU 2016-13 on our consolidated financial statements.

NOTE 2 – REVENUE RECOGNITION

In accordance with Accounting Standards Codification (“ASC”) 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration that the Company expects to receive in exchange for these goods or services.

The Company has determined that the revenue recognition for the E&S Segment occurs upon delivery of the Company’s connectivity infrastructure and data transmission products. To determine when revenue should be recognized, it is important to determine when the transfer of control has occurred. The Company has determined that control transfers for these products upon shipment or delivery to the customer, in accordance with the agreed upon shipping terms. As such, the timing of revenue recognition occurs at a specific point in time.

Significant Judgments

To determine the transaction price, the Company estimates the amount of variable consideration at the outset of the contract, depending on the facts and circumstances relative to the contract. The Company may provide credits or incentives to its customers, which are accounted for as either variable consideration or consideration payable to the customer. The Company estimates product returns based on historical return rates. The Company constrains (reduces) the estimates of variable consideration such that it is probable that a significant revenue reversal of previously recognized revenue will not occur throughout the life of the contract. When determining if variable consideration should be constrained, management considers whether there are factors outside the Company’s control that could result in a significant reversal of revenue. In making these assessments, the Company considers the likelihood and magnitude of a potential reversal of revenue. The Company will assess if any incentives it offers to its customer is a consideration payable. The Company accounts for consideration payable to a customer as a reduction of the transaction price, and therefore, of revenue. For contracts with more than one performance obligation, the consideration is allocated between separate products and services based on their stand-alone selling prices. Judgment is required to determine standalone selling prices for each distinct performance obligation. The Company generally determines standalone selling prices based on the actual prices charged to customers and has an established range of amounts that fall within stand-alone selling price for its distinct performance obligations. The Company evaluates this range quarterly.

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Costs to Obtain or Fulfill a Contract

The Company evaluates “Other Assets and Deferred Costs” (ASC 340-40), for the accounting for certain costs to obtain and fulfill contracts (or, in some cases, an anticipated contract) with a customer. ASC 340-40 is applicable only to incremental contract costs, those that an entity would not have incurred if the contract had not been obtained, and requires the capitalization of these costs as well as provides guidance on the amortization and impairment considerations. The Company elects the practical expedient and expenses certain costs to obtain contracts when applicable. There were no material costs to obtain a contract in the three months ended March 31, 2021 and 2020.

Transaction Price Allocated to Future Performance Obligations

To determine the allocation of the transaction price and amounts allocated to the performance obligations, the Company first determined the standalone selling price for each distinct performance obligation in the contract in order to determine the allocations of the transaction price in proportion to the standalone selling price for each performance obligation in the contract in accordance with ASC 606-10-32-31 and 32-33. Judgment is required to determine standalone selling price for each distinct performance obligation. The Company generally determines standalone selling prices based on the actual prices charged to customers and has an established range of amounts that fall within stand-alone selling price for its distinct performance obligations. The Company evaluates this range quarterly.

Practical Expedients and Exemptions

The Company adopted various practical expedients and policy elections related to the accounting for significant finance components, sales taxes, shipping and handling, costs to obtain a contract and immaterial promised goods or services. The practical expedient to disclose the unfulfilled performance obligations was not made as they are expected to be fulfilled within one year.

Disaggregation of revenue

Revenues are recognized when control of the promised goods or services is transferred to our customers, in an amount that best reflects the consideration we expect to receive in exchange for those goods or services. In accordance with ASC 606-10-50-5, the following tables present how we disaggregate our revenues.

For the E&S segment, we analyze revenue by region and product group, which is as follows for the three months ended March 31, 2021 and 2020:

	Electronics & Software Sales by Region
	Three Months Ended March 31
	2021	2020
North America	$7,201,000	$7,448,000
International	1,164,000	1,088,000
	$8,365,000	$8,536,000

	Electronics & Software Sales by Product Group
	Three Months Ended March 31
	2021	2020
Intelligent edge solutions	$3,713,000	$3,354,000
Traditional products	4,652,000	5,182,000
	$8,365,000	$8,536,000

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NOTE 3 – LEASES

In accordance with ASC Topic 842, the Company recognizes assets and liabilities for the rights and obligations created by leases that extend more than twelve months from the date of the balance sheet. Right of use (“ROU”) assets represent our right to use an underlying asset for the lease term, while lease liabilities represent our obligation to make lease payments arising from the lease. Lease ROU assets and liabilities are recognized at the commencement date of a lease based on the present value of lease payments over the lease term. Because the rate implicit in each individual lease is not readily determinable, the Company uses its incremental borrowing rate to determine the present value of the lease payments.

The E&S Segment has entered into an operating lease for one office location, which has a remaining lease term of less than 2 years. The lease includes an option to terminate the lease in 2022. As of March 31, 2021, total ROU assets and operating lease liabilities were $109,000 and $96,000, respectively. As of December 31, 2020, total ROU assets and operating lease liabilities were $129,000 and $116,000, respectively. All operating lease expense is recognized on a straight-line basis over the lease term. The Company recognized $23,000 and $21,000 in lease expense for the three months ended March 31, 2021 and 2020, respectively.

Information related to the Company’s ROU assets and related lease liabilities for the E&S Segment were as follows:

	Three Months Ended March 31
	2021	2020

Cash paid for operating leases	$23,000	$21,000

As of
March 31, 2021
Weighted-average remaining lease term	1.3 years
Weighted-average discount rate	4.5%

Maturities of lease liabilities as of March 31, 2021 were as follows:

Q2 - Q4 2021	$68,000
2022	30,000
Total lease payments	98,000
Less imputed interest	(2,000)
Total operating lease liabilities	$96,000

NOTE 4 - STOCK-BASED COMPENSATION

CSI grants stock-based awards, including stock options, restricted stock awards, and restricted stock units to certain employees, including those of the E&S Segment and other employees that provide services to the E&S Segment. Stock-based compensation expense is measured at the grant date based on the fair value of the award and recognized as expense over the vesting or service period, as applicable, of the stock-based award. Forfeitures are accounted for as they occur.

Share-based compensation expense recognized for the three months ended March 31, 2021 and 2020 was $46,000 and $26,000, respectively. Share-based compensation expense is recorded as a part of selling, general and administrative expenses.

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NOTE 5 - INVENTORIES

Inventories of the E&S Segment summarized below are priced at the lower of first-in, first-out cost or net realizable value:

	March 31	December 31
	2021	2020
Finished goods	$7,429,000	$7,848,000
Raw and processed materials	661,000	713,000
	$8,090,000	$8,561,000

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

E&S Segment’s property, plant and equipment and the estimated useful lives are as follows:

	Estimated	March 31	December 31
	useful life	2021	2020
Buildings and improvements	3-40 years	$29,000	$28,000
Machinery and equipment	3-15 years	2,463,000	2,457,000
Furniture and fixtures	3-10 years	2,645,000	2,645,000
		5,137,000	5,130,000
Less accumulated depreciation		(4,976,000)	(4,940,000)
		$161,000	$190,000

NOTE 7 – COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company is exposed to legal actions and claims and incurs costs to defend against these actions and claims. Company management is not aware of any outstanding or pending legal actions or claims that would materially affect the Company’s financial position, results of operations, or cash flows of the E&S Segment.

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NOTE 8 – INCOME TAXES

Income tax (benefit) expense of the E&S Segment consists of the following:

	Three Months Ended March 31
	2021	2020
Current year income taxes (benefit):
Federal	$(59,000)	$6,000
State	(2,000)	–
	(61,000)	6,000

Deferred income taxes:
Federal	$(41,000)	$38,000
State	(1,000)	1,000
	(42,000)	39,000

Income tax (benefit) expense	$(103,000)	$45,000

Net2Edge, Ltd., formally known as Transition Networks EMEA, Ltd., operates in the U.K. and is subject to U.K. rather than U.S. income taxes. Net2Edge, Ltd. had pretax income of $55,000 for the three months ended March 31, 2021. At March 31, 2021, Net2Edge, Ltd.’s net operating loss carry-forward was $9,645,000, of which a full valuation allowance is recorded.

The provision for income taxes varied from the federal statutory tax rate as follows:

	Three Months Ended March 31
	2021	2020
Tax at U.S. statutory rate	21.0%	21.0%
State income taxes, net of federal benefit	0.7	(1.1)
Permanent differences	0.1	(5.3)
Foreign income taxes, net	0.3	(4.8)
Effect of change in uncertain tax positions	(0.1)	(2.3)
Change in valuation allowance	2.5	(45.6)
Other	0.0	8.9
Effective tax rate	24.5%	(29.2% )

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Deferred tax assets and liabilities related to the following:

	March 31	December 31
	2021	2020
Deferred tax assets:
Allowance for doubtful accounts	$23,000	$23,000
Inventory	806,000	782,000
Accrued and prepaid expenses	212,000	194,000
Stock compensation	319,000	319,000
Intangible assets	28,000	28,000
Foreign net operating loss carry-forwards and credits	1,834,000	1,844,000
Federal and state credits	149,000	149,000
Other	5,000	5,000

Gross deferred tax assets	3,376,000	3,344,000
Valuation allowance	(1,983,000)	(1,993,000)

Net deferred tax assets	1,393,000	1,351,000

Deferred tax liabilities
Depreciation	(153,000)	(153,000)

Net deferred tax liability	(153,000)	(153,000)

Total net deferred tax asset	$1,240,000	$1,198,000

During 2015, the Company engaged in a research and development tax credit study for the tax years 2011 to 2014. The Company amended prior year tax returns to claim these credits and offset prior year taxes paid. Credits not used to reduce taxes are available to be carried forward. At March 31, 2021, the Company has an estimated state research and development credit carryforward related to the E&S Segment of approximately $210,000.

The Company assesses uncertain tax positions in accordance with ASC 740. Under this method, the Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from these uncertain tax positions are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. The Company’s practice is to recognize interest and penalties related to income tax matters in income tax expense.

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Changes in the Company’s uncertain tax positions are summarized as follows:

	March 31	December 31
	2021	2020
Uncertain tax positions – Beginning Balance	$100,000	$86,000
Gross increases - current period tax positions	–	14,000
Uncertain tax positions – Ending Balance	$100,000	$100,000

Included in the balance of uncertain tax positions at March 31, 2021 are $100,000 of tax benefits that if recognized would affect the tax rate, respectively. The Company’s unrecognized tax benefits will be reduced by $0 in the next twelve months due to statute of limitations expirations. There are no other expected significant changes in the Company’s uncertain tax positions in the next twelve months. The Company’s income tax liability accounts included no accruals for interest and penalties at March 31, 2021.

NOTE 9 – MAJOR CUSTOMERS AND CONCENTRATION

The E&S Segment manufactures its products in Asia and the United States and makes sales in both the U.S. and international markets. Net long-lived assets held in foreign countries were approximately $33,000 at March 31, 2021.

The customers representing more than 10% of net sales of the E&S Segment is as follows:

	Three Months Ended March 31
	2021	2020
Customer A	30%	26%
Customer B	14%	19%
Customer C	10%	11%

The customer receivables representing more than 10% of accounts receivables of the E&S Segment were as follows:

	March 31	December 31
	2021	2020
Customer A	32%	17%
Customer B	18%	30%
Customer C	12%	14%
Customer D	4%	13%

NOTE 10 – RELATED PARTY TRANSACTIONS AND EXPENSE ALLOCATION

The E&S Segment has received certain management and administrative services from CSI (referred to as “shared services”) including, but not limited to, accounting and finance, information technology, human resources, and building space for office use and use in operations. The operating costs and expenses associated with these services have been allocated to the E&S Segment on the basis of direct usage when identifiable, with the remainder allocated pro rata based on employee headcount, facility space occupied, or revenue, as applicable. The E&S Segment recognized allocations for shared services for the three months ended March 31, 2021 and 2020 all of which are included in the unaudited condensed combined carve-out statements of operations as follows:

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	Three Months Ended March 31
	2021	2020
Cost of sales	$96,000	$100,000
Selling, general and administrative expenses	752,000	603,000
Total operating expenses	$848,000	$703,000

Additionally, CSI primarily uses a centralized approach to cash management and financing of its operations with related activity between the E&S Segment and CSI reflected in “Net Investment in Electronics & Software” within the unaudited condensed combined carve-out balance sheets. These transactions include (a) cash deposits from customer payments and other cash receipts that are transferred to CSI on a regular basis, (b) cash contributions from CSI to the E&S Segment, and (c) allocation of CSI’s shared services. Cash and cash equivalents of $251,000 and $303,000 as of March 31, 2021 and December 31, 2020, respectively, reflects cash that remained outside of the centralized cash management program.

NOTE 11 – SUBSEQUENT EVENTS

On August 2, 2021, CSI and Lantronix completed the sale by CSI to Lantronix of all of the issued and outstanding stock of CSI’s wholly owned subsidiary, Transition Networks, Inc., and the entire issued share capital of its wholly owned subsidiary, Transition Networks Europe Limited pursuant to the securities purchase agreement dated April 28, 2021.

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